Pacific Life Funds NSAR 9-30-13
Exhibit 77O

                    PACIFIC LIFE FUNDS - PL Real Estate Fund
                          Report Pursuant to Rule 10f-3
                           Quarter Ended June 30, 2013

                         Item                                              Securities Purchased
                         ----                           -----------------------------------------------------------
(1)  Name of Issuer                                               Alexandria Real Estate Equities, Inc.
(2)  Description of Security (name, coupon, maturity,
     subordination, common stock, etc.)                              Common Stock, CUSIP = 015271109
(3)  Date of Purchase (Provide proof of purchase,
     e.g., trade ticket)                                                        05/14/2013
(4)  Date of Offering                                                           05/14/2013
(5)  Unit Price                                                                   $73.50
(6)  Principal Amount of Total Offering                                      $485,100,000.00
(7)  Underwriting Spread:
     Dollars ($)                                                                  $2.94
     Percent (%)                                                                  4.00%
(8)  Names of Syndicate Members For the purchased       Merrill Lynch, Pierce, Fenner & Smith Incorporated,
     10f-3 only: Insert all Syndicate Members (not      Citigroup Global Markets Inc., J.P. Morgan Securities LLC,
     just those listed on cover of offering document).  RBS Securities Inc., Scotia Capital (USA) Inc., Robert W.
                                                        Baird & Co. Incorporated, BB&T Capital Markets, BNY
                                                        Mellon Capital Markets, LLC, Capital One Southcoast. Inc.,
                                                        Credit Agricole Securities (USA) LLC, Evercore Group
                                                        L.L.C., Mitsubishi UFJ Securities (USA), Inc., SMBC Nikko
                                                        Capital Markets Limited, SunTrust Robinson Humphrey, Inc.,
(9)  Dollar Amount of Purchase by the Portfolio                                $122,010.00
(10) % of Offering Purchased by Portfolio                                        0.0252%
(11) % of Offering Purchased by: All Associated
     Accounts (including this Portfolio). Limit is no
     more than 25%.                                                              3.2576%
(12) % of Portfolio Assets Applied to Purchase                                   0.1900%
(13) Name(s) of Syndicate Members (s) from whom
     Purchased                                                              BofA Merrill Lynch
(14) Name of Affiliated Underwriter                                           Mitsubishi UFJ


                    PACIFIC LIFE FUNDS - PL REAL ESTATE FUND
             REPORT PURSUANT TO RULE 10F-3 - QUARTER ENDED 6/30/2013

[ ] Eligibility (check one): [X] registered public offering
                             [ ] government security
                             [ ] Eligible Municipal Security
                             [ ] Eligible Foreign Offering
                             [ ] Eligible Rule 144A Offering
Check if the following conditions have been met (and discuss any exceptions):

     [X] The securities were purchased (1) prior to the end of the first day on which any sales were made at a price that did not exceed the price paid by each other purchaser in the offering or any concurrent offering of the securities (excepting, in an Eligible Foreign Offering, rights required by law to be granted to existing security holders) and (2) on or before the fourth day before termination, if a rights offering.

     [X] The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all the securities offered, except those purchased by others pursuant to a rights offering, if the underwriters purchase any of the securities.

     [X] The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during a comparable period of time. If only one comparable security was reviewed for these purposes, we represent that we are not aware of any other comparable underwritings.

     [X] Except for Eligible Municipal Securities, the issuer of such securities has been in continuous operation for not less than three years (including the operations of predecessors).

     [ ] In the case of Eligible Municipal Securities, the issuer has been rated investment grade by at least one NRSRO, provided that, if the issuer or entity supplying the funds from which the issue is to be paid has been in continuous operation for less than three years (including the operations of any predecessors) the securities must have been rated within the top three rating categories by an NRSRO.

     [X] Percentage of offering purchased by the Portfolio and other funds advised by the same investment adviser (or its affiliates) or accounts with respect to which the same investment adviser (or its affiliates) has, and has exercised, investment discretion, did not exceed: (a) for Eligible Rule 144A offering, 25% of the total of
             (1) principal amount of offering of such class sold by underwriters to qualified institution buyers plus (2) principal amount of class in any concurrent public offering; (b) other securities, 25% of principal amount of offering of class. Identify such other purchasers:

     [X] The Portfolio did not purchase the securities being offered directly or indirectly from an Affiliated Underwriter, provided that a purchase from a syndicate manager shall not be deemed to be a purchase from an Affiliated Underwriter so long as (a) such Affiliated Underwriter did not benefit directly or indirectly from, the transaction, and, (b) in the case of Eligible Municipal Securities, the purchase was not designated as a group sale or otherwise allocated to the account of any Affiliated Underwriter.

Check below if written statements of issuer, syndicate manager, or underwriter or seller of securities were relied upon to determine:
     [ ]     the securities were sold in an Eligible Rule 144A Offering;
     [X]     compliance with the first condition, above, regarding time and price.
Attach copy of written statement for each box checked.

The Portfolio Manager hereby certifies that the purchase of securities noted above under "Securities Purchased" complies with the Fund's Rule 10f-3 Procedures.

Date: 7/16/13                                       Signed: /s/ THEODORE BIGMAN
      -------                                              ------------------
                                                    Name: Theodore Bigman
                                                    Title: Managing Director


                    PACIFIC LIFE FUNDS - PL Real Estate Fund
                          Report Pursuant to Rule 10f-3
                        Quarter Ended September 30, 2013

                         Item                                             Securities Purchased
                         ----                           ---------------------------------------------------------
(1)  Name of Issuer                                                     Cousins Properties Inc.
(2)  Description of Security (name, coupon, maturity,
     subordination, common stock, etc.)                       Common Stock CUZ Secondary Cusip = 222795106
(3)  Date of Purchase (Provide proof of purchase,
     e.g., trade ticket)                                                       07/31/2013
(4)  Date of Offering                                                          07/31/2013
(5)  Unit Price                                                                  $10.00
(6)  Principal Amount of Total Offering                                       $600,000,000
(7)  Underwriting Spread:
     Dollars ($)                                                                 $0.40
     Percent (%)                                                                 4.00%
(8)  Names of Syndicate Members For the purchased       JP Morgan, BofA Merrill Lynch, Barclays, Morgan Stanley,
     10f-3 only: Insert all Syndicate Members (not      Wells Fargo, SunTrust Robinson Humphrey, Baird, Piper
     just those listed on cover of offering document).  Jaffray, PNC Capital Markets, RBS Securities and Stifel
                                                        Nicolaus
(9)  Dollar Amount of Purchase by the Portfolio                                 $68,500
(10) % of Offering Purchased by Portfolio                                        0.01%
(11) % of Offering Purchased by: All Associated
     Accounts (including this Portfolio). Limit is no
     more than 25%.                                                              1.25%
(12) % of Portfolio Assets Applied to Purchase                                   0.11%
(13) Name(s) of Syndicate Members (s) from whom
     Purchased                                                                 JP Morgan
(14) Name of Affiliated Underwriter                                          Morgan Stanley


                    PACIFIC LIFE FUNDS - PL REAL ESTATE FUND
             REPORT PURSUANT TO RULE 10F-3 - QUARTER ENDED 9/30/2013

[ ] Eligibility (check one): [X] registered public offering
                             [ ] government security
                             [ ] Eligible Municipal Security
                             [ ] Eligible Foreign Offering
                             [ ] Eligible Rule 144A Offering
Check if the following conditions have been met (and discuss any exceptions):

     [X] The securities were purchased (1) prior to the end of the first day on which any sales were made at a price that did not exceed the price paid by each other purchaser in the offering or any concurrent offering of the securities (excepting, in an Eligible Foreign Offering, rights required by law to be granted to existing security holders) and (2) on or before the fourth day before termination, if a rights offering.

     [X] The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all the securities offered, except those purchased by others pursuant to a rights offering, if the underwriters purchase any of the securities.

     [X] The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during a comparable period of time. If only one comparable security was reviewed for these purposes, we represent that we are not aware of any other comparable underwritings.

     [X] Except for Eligible Municipal Securities, the issuer of such securities has been in continuous operation for not less than three years (including the operations of predecessors).

     [ ] In the case of Eligible Municipal Securities, the issuer has been rated investment grade by at least one NRSRO, provided that, if the issuer or entity supplying the funds from which the issue is to be paid has been in continuous operation for less than three years (including the operations of any predecessors) the securities must have been rated within the top three rating categories by an NRSRO.

     [X] Percentage of offering purchased by the Portfolio and other funds advised by the same investment adviser (or its affiliates) or accounts with respect to which the same investment adviser (or its affiliates) has, and has exercised, investment discretion, did not exceed: (a) for Eligible Rule 144A offering, 25% of the total of
             (1) principal amount of offering of such class sold by underwriters to qualified institution buyers plus (2) principal amount of class in any concurrent public offering; (b) other securities, 25% of principal amount of offering of class. Identify such other purchasers:

     [X] The Portfolio did not purchase the securities being offered directly or indirectly from an Affiliated Underwriter, provided that a purchase from a syndicate manager shall not be deemed to be a purchase from an Affiliated Underwriter so long as (a) such Affiliated Underwriter did not benefit directly or indirectly from, the transaction, and, (b) in the case of Eligible Municipal Securities, the purchase was not designated as a group sale or otherwise allocated to the account of any Affiliated Underwriter.

Check below if written statements of issuer, syndicate manager, or underwriter or seller of securities were relied upon to determine:
     [ ]     the securities were sold in an Eligible Rule 144A Offering;
     [X]     compliance with the first condition, above, regarding time and price.
Attach copy of written statement for each box checked.

The Portfolio Manager hereby certifies that the purchase of securities noted above under "Securities Purchased" complies with the Fund's Rule 10f-3 Procedures.

Date: 10/17/13                                      Signed: /s/ THEODORE BIGMAN
      -------                                              ------------------
                                                    Name: Theodore Bigman
                                                    Title: Managing Director